EXHIBIT 4.13

                AMENDMENT TO THE CORPORATEPLAN FOR RETIREMENT
                    SERVICE AGREEMENT - MUTUAL FUND WINDOWS


     WHEREAS, Giant Industries, Inc. (the "Employer") and Fidelity Management Trust Company as the trustee ("Trustee") executed the Fidelity CORPORATEplan for Retirement(sm) Service Agreement ("CPR Service Agreement") for the Giant Industries, Inc. and Affiliated Companies 401(k) Plan (Fidelity Plan #40292), and

     WHEREAS, Article VII, Section 12, of the CPR Service Agreement provides that it may be amended by a written agreement signed by the Employer and the Trustee; and

     NOW THEREFORE, the Employer and Trustee hereby agree to the following:

     1. Notwithstanding anything else in the CPR Service Agreement to the contrary in the CPR Service Agreement, investments made available to the Plan for investment of assets of the Trust (herein called "Permissible
Investments") shall be listed in the CPR Service Agreement.

     2. Notwithstanding anything else in the CPR Service Agreement to the contrary in the CPR Service Agreement, Fidelity shall also be entitled to any fees relating to Permissible Investments stated in Article VII of the CPR Service Agreement or any amendment thereto.

     3. The following shall be added as a separate section following the last section of Article VII:

Mutual Funds Available: The Employer has selected certain mutual funds as Permissible Investments for investments of Participant Accounts under the Trust. Unless specifically indicated otherwise within this Agreement or an amendment to this Agreement, purchases, sales and exchanges of each Permissible Investment option are controlled by that Permissible Investment's prospectus or other governing document(s). The Employer and Fidelity have agreed that the following constraints, limitations, fees and operating procedures shall apply in reference to the listed Permissible Investments:

Fidelity Funds (Core)

             Fund Name                                     Fund Number

Fidelity Retirement Government Money Market Portfolio         0631
Fidelity Government Income Fund                               0054
Fidelity Equity Income II Fund                                0319
Spartan U.S. Equity Index Fund                                0650
Fidelity Aggressive Growth Fund                               0324
Fidelity Contrafund                                           0022
Fidelity Dividend Growth Fund                                 0330
Fidelity Low Priced Stock Fund                                0316
Fidelity Mid-Cap Stock Fund                                   0337
Fidelity Diversified International                            0325
Fidelity Asset Manager                                        0314
Fidelity Asset Manager: Growth                                0321
Fidelity Freedom Income Fund                                  0369
Fidelity Freedom 2000 Fund                                    0370
Fidelity Freedom 2010 Fund                                    0371
Fidelity Freedom 2020 Fund                                    0372
Fidelity Freedom 2030 Fund                                    0373
Fidelity Freedom 2040 Fund                                    0718
Giant Stock Fund                                              TCKZ

Annual Fee for Excess Core Permissible Investment Options

The fees stated in this Service Agreement take into consideration the Permissible Investment options selected by the Employer in this Service Agreement and include up to 26 Core Permissible Investment options with no additional annual fee. The annual fee for each Core Permissible Investment option in excess of 26 is $500 per option and such fee is in addition to any fees specified elsewhere in this Service Agreement, including any Appendices and amendments thereto. The annual fee for excess Core Permissible Investment options shall be billed or charged quarterly in arrears and paid by the Employer. The Fidelity Freedom funds collectively shall count as one Core Permissible Investment option. Any change to the Permissible Investment options selected by the Employer after the effective date of this Service Agreement shall require an amendment to this Service Agreement and may result in an amended or additional fees.

Mutual Fund Window

Participants may invest through a Mutual Fund Window arrangement under the Plan, hereinafter referred to as "MFW". Fidelity shall provide recordkeeping services for MFW in accordance with the terms and conditions this Section.

Additional Fees:

Set Up Fee per Plan:            $0      Fee Paid By:   N/A

Annual Fee per Plan:            $0      Fee Paid By:   N/A

Quarterly Fee per Participant:  $0      Fee Paid By:   N/A

Terms:

a. This MFW allows a participant to invest in any of the Fidelity Funds listed below.

b. The quarterly per participant fee will be assessed for every participant having a balance at the end of the billing period in any fund available only through this MFW. Participants may invest in any of the Permissible Investments described outside this MFW paragraph (hereinafter "Core Funds") without being subject to these MFW fees. The annual fee for excess permissible investment options listed in this Agreement shall only apply to those selected Core Funds.

c. The following is a list of all the funds in which a Plan Participant may invest through MFW (some Core Funds may appear in this list as well, but those will not be treated as available only through this MFW):



    Fidelity Funds (in alphabetical order):

    Fidelity Fund Name                                      Fund Number

    Fidelity Aggressive Growth Fund                             0324
    Fidelity Aggressive International Fund                      0335
    Fidelity Asset Manager: Aggressive                          0347
    Fidelity Asset Manager: Growth (SM)                         0321
    Fidelity Asset Manager: Income (SM)                         0328
    Fidelity Asset Manager (R)                                  0314
    Fidelity Balanced Fund                                      0304
    Fidelity Blue Chip Growth Fund                              0312
    Fidelity Canada Fund                                        0309
    Fidelity Capital & Income Fund                              0038
    Fidelity Capital Appreciation Fund                          0307
    Fidelity Convertible Securities Fund                        0308
    Fidelity Disciplined Equity Fund                            0315
    Fidelity Diversified International Fund                     0325
    Fidelity Dividend Growth Fund                               0330
    Fidelity Emerging Markets Fund                              0322
    Fidelity Equity-Income Fund                                 0023
    Fidelity Equity-Income II Fund                              0319
    Fidelity Europe Capital Appreciation Fund                   0341
    Fidelity Europe Fund                                        0301
    Fidelity Export and Multinational Fund                      0332
    Fidelity Fifty                                              0500
    Fidelity Freedom 2000 Fund (SM)                             0370
    Fidelity Freedom 2010 Fund (SM)                             0371
    Fidelity Freedom 2020 Fund (SM)                             0372
    Fidelity Freedom 2030 Fund (SM)                             0373
    Fidelity Freedom 2040 Fund (SM)                             0718
    Fidelity Freedom Income Fund (SM)                           0369
    Fidelity Fund                                               0003
    Fidelity Ginnie Mae Fund                                    0015
    Fidelity Global Balanced Fund                               0334
    Fidelity Government Income Fund                             0054
    Fidelity Growth Company Fund                                0025
    Fidelity Institutional Short-Intermediate Government Fund   0662
    Fidelity Intermediate Bond Fund                             0032
    Fidelity International Growth & Income Fund                 0305
    Fidelity Investment Grade Bond Fund                         0026
    Fidelity Japan Fund                                         0350
    Fidelity Large Cap Stock Fund                               0338
    Fidelity Latin America Fund                                 0349
    Fidelity Low-Priced Stock Fund                              0316
    Fidelity Managed Income Portfolio                           0632
    Fidelity Mid-Cap Stock Fund                                 0337
    Fidelity New Markets Income Fund                            0331
    Fidelity OTC Portfolio                                      0093
    Fidelity Overseas Fund                                      0094
    Fidelity Pacific Basin Fund                                 0302
    Fidelity Puritan (R) Fund                                   0004
    Fidelity Real Estate Investment Portfolio                   0303
    Fidelity Retirement Government Money Market Portfolio       0631
    Fidelity Independence Fund                                  0073
    Fidelity Retirement Money Market Portfolio                  0630
    Fidelity Short-Term Bond Fund                               0450
    Fidelity Small Cap Retirement Fund                          0384
    Fidelity Small Cap Independence                             0336
    Fidelity Southeast Asia Fund                                0351
    Fidelity Stock Selector                                     0320
    Fidelity Structured Large Cap Growth Fund                   0763
    Fidelity Structured Large Cap Value Fund                    0708
    Fidelity Structured Mid Cap Growth Fund                     0793
    Fidelity Structured Mid Cap Value Fund                      0762
    Fidelity Trend Fund                                         0005
    Fidelity U.S. Bond Index Fund                               0651
    Fidelity Utilities Fund                                     0311
    Fidelity Value Fund                                         0039
    Fidelity Worldwide Fund                                     0318
    Spartan (R) Total Market Index Fund                         0397
    Spartan (R) U.S. Equity Index Fund                          0650

The Employer may not add, delete, or replace any investment option identified in this Service Agreement within 90 days of the Plan's adding the MFW.

The Employer understands that this MFW service is an investment selection of a certain group of funds currently available for the Plan and that the funds present in this MFW service change over time. The Employer understands that a choice can be made at any time to change from the MFW service to another investment platform (another window or a platform without a window investment) offered by Fidelity and available to the Plan. The Employer will always have the option to move to an investment platform of 15 Fidelity Funds (not Select Funds) chosen from among those available to the Plan. The Employer agrees that any change of investment platform will be effective as soon as administratively feasible for Fidelity (after the Employer and Fidelity have amended this agreement to reflect such change) and that the Employer will communicate to participants the date and consequences of such change.

The Employer hereby directs Fidelity to add new funds to the Permissible Investments for the Plan as those funds are added to MFW service. Fidelity shall always give the Employer at least 90 days notice of the date that new fund(s) will become available through the MFW service an the Employer has until 20 days before such date to direct Fidelity not to make any such new fund or funds available for the Plan. The Employer understands that, since this service is a package service and Fidelity is unable to customize this package, the Employer's decision not to add certain fund(s) may mean that the Plan is unable to remain on its current MFW service. If the Employer's decisions make the Plan unable to remain on its current MFW service, the Employer agrees to choose an entirely different investment platform (another MFW service or a platform without a MFW service) for the Plan at least 10 business days before such new funds are to be added to the current MFW service.

The Employer hereby directs Fidelity to remove from the Permissible Investments for the Plan any funds being removed as a fund available under the MFW service ("Non-MFW Funds"). Fidelity shall always give the Employer at least 90 days notice of the date that a fund or funds will become Non-MFW Funds. If the Employer decides to change any of the Core Permissible Investments for the Plan, the Employer agrees that Fidelity may reassess the Plan's fee structure and charge additional fees based upon the Core Permissible Investments for the Plan resulting from the Employer's decision. The Employer hereby directs Fidelity to exchange all balances present in the any such Non-MFW funds, on the date such a Non-MFW Fund ceases to be a Permissible Investment for the Plan, into the default investment for the Plan.

The Employer agrees that any closure of a fund that is part of the MFW service will be treated as a fund being removed from the MFW service pursuant to the paragraph immediately preceding, except that Fidelity may adjust notice timeframes as circumstances dictate. The Employer further agrees that anytime a fund within the MFW service merges completely (thus ceasing to exist) into a fund that is not currently a Permissible Investment under the Plan, that such fund will be treated as if it was closing pursuant to the previous sentence. Fidelity agrees that anytime two funds that are Permissible Investments under the Plan merge, Fidelity will assist the Employer with communicating in advance the consequences of the merger to its Plan participants. The Employer agrees that when two Permissible Investments merge Plan participants who do not act before the date of the merger will have their account balances in each such fund combined in the resulting fund. If a merger of two Permissible Investments will result in the Plan having one less Core Permissible Investment, Fidelity agrees to give the Employer the opportunity to remove the resulting fund from the MFW service and assign it as a Core Permissible Investment. The Employer understands that the timing of the merger of funds it outside of the control of the Trustee and that all assistance to be provided the Employer will always be on a fest efforts basis.

The Plan is intended to constitute a plan described in ERISA Section 404(c) and regulations issued thereunder. The Employer shall not be relieved of fiduciary responsibility for the selection and monitoring of all Permissible Investments under the Plan, including any constituting part of the MFW.

AND FURTHER AGREE, that this Amendment shall be effective upon the date indicated below and that the changes made by this Amendment are incorporated into the Service Agreement and control over conflicting provisions of any previously executed Service Agreement, or any amendment or addendum thereto.

This Amendment shall be effective July 10, 2002.

EMPLOYER                                FIDELITY MANAGEMENT
                                        TRUST COMPANY, TRUSTEE

By: /s/ Charles F. Yonker               By: /s/ GLEN J. KINDNESS
--------------------------------        ----------------------------------
Name: Charles F. Yonker                 Name: Glen J. Kindness
--------------------------------        ----------------------------------
Title: V.P. Human Resources             Title: Authorized Signature
--------------------------------        ----------------------------------
Date: 6/12/02                           Date: June 28, 2002
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
                            AMENDMENT TO THE

       Giant Industries, Inc. and Affiliated Companies 401(k) Plan


     WHEREAS: The Giant Industries, Inc. (the "Employer") adopted the Giant Industries, Inc. and Affiliated Companies 401(k) Plan (the "Plan") through adoption of the Fidelity Investments CORPORATEplan(sm) for Retirement Profit Sharing 401(k) Basic Plan Document No. 07, effective as of July 1, 1993; and

     WHEREAS: The employer desires to amend the Plan to remove the choice of investment options from the Adoption Agreement:

     NOW THEREFORE, The Employer amends the Plan as follows effective July 10, 2002.

     1. Section 1.14(b) is amended to replace all language between the first sentence and the first "Note" with the following sentence:

              Participant Accounts under the Trust will be invested among the Permissible Investments designated in the Service Agreement.

     2. Section 2.01(a)(34) is added to the Basic Plan Document No. 07 as follows:

              "Permissible Investment" means the investments specified by the Employer as available for investment of assets of the Trust and agreed to by the Trustee.

     3. Section 2.01(a)(35) is added to the Basic Plan Document No. 07 as follows:

              "Service Agreement" means the agreement between the Employer and the Prototype Sponsor (or an agent or affiliate of the Prototype Sponsor) relating to the provision of investment and other services to the Plan and shall include any addendum to the agreement and any other separate written agreement between the Employer and the Prototype Sponsor (or an agent or affiliate of the Prototype Sponsor) relating to the provision of services to the Plan.

     4. All occurrences of "Section 1.14(b)" in the Basic Plan Document No. 07 will be replaced with "the Service Agreement".

In witness whereof, the Employer has signed this instrument this 21, day of June 2002.

Giant Industries, Inc.

By: /s/ Charles F. Yonker
----------------------------------
Title: VP Human Resources
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